As filed with the Securities and Exchange Commission on May 2, 2000
                              Registration No. 333-34002


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8/A
                        (Post-Effective Amendment No. 1)
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CALPINE CORPORATION
             (Exact name of Corporation as specified in its charter)

 DELAWARE                                                            77-02112977
(State or other jurisdiction                  (IRS Employer  Identification No.)
of incorporation or organization)

             50 WEST SAN FERNANDO STREET, SAN JOSE, CALIFORNIA 95113
               (Address of principal executive offices) (Zip Code)

                   CALPINE CORPORATION RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                                  ANN B. CURTIS
              EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND
                               CORPORATE SECRETARY
                               CALPINE CORPORATION
             50 WEST SAN FERNANDO STREET, SAN JOSE, CALIFORNIA 95113
                     (Name and address of agent for service)
                                 (408) 995-5115
          (Telephone number, including area code, of agent for service)

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  Calpine Corporation (the "Corporation") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

               (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on February 29, 2000.

               (b) The Corporation's Current Reports on Form 8-K as filed with the Commission on February 9, 2000 (two reports), March 30, 2000 and April 3, 2000.


               (c) The description of the Common Stock contained in Corporation's Registration Statement on Form 8-A, filed with the Commission on August 20, 1996, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

               (d) The Annual Report of Form 11-K of the Calpine Corporation Retirement Savings Plan (the "Plan") for the fiscal year ended December 31, 1998, filed with the Commission on the date of this Form S-8.

                  All documents filed by the Corporation or by the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.           Indemnification of Directors and Officers.

                  The Corporation's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of such individual's fiduciary duties as a director except for liability (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which a director derives an improper personal benefit.

                  The Corporation's Bylaws provide that the Corporation is required to indemnify its directors, and that the Board of Directors in its discretion has the power on behalf of the Corporation to indemnify the officers, employees and other agents of the Corporation, in each case to the full extent permitted by law. The Corporation believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of an indemnified party and permits the Corporation to advance expenses incurred by an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as a director, officer, employee or other agent of the Corporation upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

                  The Corporation has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Corporation, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Corporation (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Corporation. The Corporation believes that its Certificate of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7.           Exemption from Registration Claimed.

                  Not Applicable.


Item 8.           Exhibits.

(a)      Number   Exhibit

          4.1 The Amended and Restated Certificate of Incorporation of the Corporation is incorporated by reference to the Corporation's Registration Statement on Form S-1 (Registration Statement No. 33-73160).

          4.2  The  Amended  and  Restated   Bylaws  of  the   Corporation   are
     incorporated by reference to the Corporation's Registration Statement on Form S-1 (Registration Statement No. 33-73160).

          23.1 Consent of Arthur Andersen LLP *

          24.1 Power of Attorney of Susan C. Schwab *

          24.2 Power of Attorney of George J. Stathakis *

          24.3 Power of Attorney of Jeffrey E. Garten *

          24.4 Power of Attorney of John O. Wilson *

          24.5 Power of Attorney of V. Orville Wright *

          ___________

          * Previously filed

                  No opinion of counsel as to the legality of the Common Stock being registered is included in this Registration Statement because no original issue shares will be offered and sold under the Plan.

                  The Corporation has obtained from the Internal Revenue Service a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and hereby undertakes to submit any amendments to the Plan to the IRS in a timely manner and to make any changes required by the IRS to maintain the qualification of the Plan under Section 401.


Item 9.  Undertakings.

                  A. The undersigned registrants hereby undertake: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned registrants hereby undertake that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer, or controlling person of a registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer registrant, or controlling person in connection with the securities being registered, a registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 4th day of April, 2000.

                                        CALPINE CORPORATION


                                        By: /s/Peter Cartwright
                                            --------------------

                                        Peter Cartwright
                                        President, Chief Executive Officer and
                                        Chairman of the Board

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



   Signature                            Title                        Date
  -----------                           -----                        ----

/s/ Peter Cartwright    President, Chief Executive Officer         May 2, 2000
--------------------    and Chairman of the Board
Peter Cartwright        (Principal Executive Officer)




/s/ Ann B. Curtis       Executive Vice President,                  May 2, 2000
-----------------       Chief Financial Officer, and
Ann B. Curtis           Corporate Secretary and Director
                        (Principal Financial Officer
                        and Principal Accounting Officer)



      *                 Director                                   May 2, 2000
-------------------
Susan C. Schwab



      *                 Director                                   May 2, 2000
-------------------
George J. Stathakis



      *                 Director                                   May 2, 2000
-------------------
Jeffrey E. Garten



      *                 Director                                   May 2, 2000
-------------------
John O. Wilson



      *                 Director                                   May 2, 2000
-------------------
V. Orville Wright


*By Power of Attorney

/s/ Ann B. Curtis
-------------------
Ann B. Curtis

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed Calpine Corporation Retirement Savings Plan, thereunto duly authorized, in the City of San Jose, State of California, on the 4th day of April, 2000.

                                            CALPINE CORPORATION
                                            RETIREMENT SAVINGS PLAN


                                            By:   /s/ Peter Cartwright
                                                  -------------------
                                                  Peter Cartwright
                                                  Chairman of the Board